Exhibit 10.1

STARBUCKS CORPORATION
EMPLOYEE STOCK PURCHASE PLAN – 1995

As Amended and Restated on April 9, 2015 to reflect adjustments for the 2-for-1 forward stock split effective on such date

1.Purpose of the Plan. The Starbucks Corporation Employee Stock Purchase Plan - 1995 (the “Plan”) is intended to provide a method whereby eligible employees of Starbucks Corporation (the “Company”) and its Subsidiaries will have an opportunity to purchase Shares of the common stock of the Company. The Company believes that employee participation in the ownership of the Company is of benefit to both the employees and the Company. The Company intends to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (as hereinafter defined). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner that is consistent with the requirements of that Section of the Code.

2.Definitions.

Account. “Account” shall mean the funds that are accumulated with respect to each individual Participant as a result of payroll deductions for the purpose of purchasing Shares under the Plan. The funds that are allocated to a Participant’s Account shall at all times remain the property of that Participant, but such funds may be commingled with the general funds of the Company.

Affected Person. “Affected Person” shall mean a Participant residing or employed in an area covered by a Presidentially Declared Disaster and affected by such Presidentially Declared Disaster.

Base Pay. “Base Pay” means an employee’s regular straight time salary or earnings.

Board. The “Board” means the Board of Directors of the Company.

Code. The “Code” means the Internal Revenue Code of 1986, as amended.

Commencement Date. The “Commencement Date” means the January 1, April 1, July 1 or October 1, as the case may be, on which a particular Offering begins.

Committee. The “Committee” shall mean the Compensation Committee of the Board or another committee appointed by the Board to administer and fulfill its duties under the Plan.

Ending Date. The “Ending Date” means the March 31, June 30, September 30, or December 31, as the case may be, on which the particular Offering concludes.

ESPP Broker. The “ESPP Broker” is a qualified stock brokerage or other financial services firm that has been designated by the Company.

Fair Market Value. The “Fair Market Value” of the Shares shall be the price per Share as quoted on the NASDAQ Global Select Market at the close of regular trading. The Board or the Committee may designate a different time or method of determining Fair Market Value if appropriate because of changes in the hours and methods of trading on the NASDAQ Global Select Market If the common stock ceases to be listed on the NASDAQ Global Select Market the Board or the Committee shall designate an alternative exchange, stock market, or method of determining Fair Market Value of the common stock.

Holding Period. The “Holding Period” shall mean the holding period that is set forth in Section 423(a) of the Code, which, as of the date that the Company’s Board of Directors adopted this Plan, is the later of (a) the two-year period after the Commencement Date and (b) the one-year period after transfer to a Participant of any Shares under the Plan.

Offerings. “Offerings” means the consecutive three-month periods for the purchase and sale of Shares under the Plan. Each one of the Offerings shall be referred to as an “Offering.”

Participant. “Participant” means an employee who, pursuant to Section 3, is eligible to participate in the Plan and has complied with the requirements of Section 7.

Presidentially Declared Disaster. “Presidentially Declared Disaster” shall have the meaning given to that term in Section 1033(h)(3) of the Code.

Shares. “Shares” means shares of the Company’s common stock, $0.001 par value per share, that will be sold to Participants under the Plan.

Subsidiaries. “Subsidiaries” shall mean any present or future domestic or foreign corporation that: (i) would be a “subsidiary corporation” of the Company as that term is defined in Section 424 of the Code, and (ii) whose employees have been designated by the Board or the Committee to be eligible, subject to Section 3, to be Participants under the Plan.

Withdrawal Notice. “Withdrawal Notice” means a notice, in a form designated by the Company, that a Participant who wishes to withdraw from the Plan must submit to the Company pursuant to Section 22.

3.Employees Eligible to Participate. Any regular employee of the Company or any of its Subsidiaries who (a) is in the employ of the Company or any of its Subsidiaries on the Commencement Date, and (b) has been so employed for at least ninety consecutive days, is eligible to participate in the Plan.

4.Offerings. The Plan shall consist of Offerings commencing on July 1, 1995 and on each subsequent October 1, January 1, April 1, and July 1.

5.Price. The purchase price per Share shall be 95 percent of the Fair Market Value of a Share on the Ending Date, or the nearest prior business day.

6.Number of Shares Offered Under the Plan. The maximum number of Shares that will be offered under the Plan is 64,000,000 (as adjusted to reflect the 2-for-1 forward stock split effective on April 9, 2015). If, on any date, the total number of Shares for which purchase rights are to be granted pursuant to Section 9 exceeds the number of Shares then available under this Section 6 after deduction of all Shares (a) that have been purchased under the Plan and (b) for which rights to purchase are then outstanding, the Company shall make a pro-rata allocation of the Shares that remain available in as nearly a uniform manner as shall be practicable and as it shall determine, in its sole judgment, to be equitable. In such event, the number of Shares each Participant may purchase shall be reduced and the Company shall give to each Participant a written notice of such reduction.

7.Participation. An eligible employee may become a Participant by completing the enrollment process as designated by the Company prior to the Commencement Date of the Offering to which it relates. Participation in one Offering under the Plan shall neither limit, nor require, participation in any other Offering, but a Participant shall remain enrolled in the Plan until the Participant withdraws from the Plan pursuant to Section 13 hereof, or his or her employment is terminated with the Company or one of its Subsidiaries.

8.Payroll Deductions.

8.1At the time the enrollment process is completed and for so long as a Participant participates in the Plan, each Participant shall authorize the Company to make payroll deductions of a whole percentage (not partial or fractional) of Base Pay; provided, however, that no payroll deduction shall be less than one percent or exceed 10 percent of Base Pay. The amount of the minimum percentage deduction may be adjusted by the Board of Directors or Committee from time to time; provided, however, that a Participant’s existing rights under any Offering that has already commenced may not be adversely affected thereby.

8.2Each Participant’s payroll deductions shall be credited to that Participant’s Account. A Participant may not make a separate cash payment into such Account nor may payment for Shares be made from other than the Participant’s Account.

8.3A Participant’s payroll deductions shall begin on or following the Commencement Date, and shall continue until the termination of the Plan unless the Participant elects to withdraw pursuant to Section 13 or changes his or her contribution percentage prior to the Commencement Date for a subsequent Offering.

8.4A Participant may discontinue participation in the Plan as provided in Section 13, but no other change may be made during an Offering and, specifically, a Participant may not alter the amount or rate of payroll deductions during an Offering.

8.5Notwithstanding anything to the contrary in the Plan, the Committee or any officer designated by the Committee may establish special procedures and permit Affected Persons to reduce the amount or rate of payroll deductions during an Offering, subject to the minimum percentage deduction as provided in Section 8.1; provided, however, that any such procedures do not result in the modification of any outstanding Option within the meaning of Section 424 of the Code.

9.Granting of Right to Purchase. On the Commencement Date, the Plan shall be deemed to have granted automatically to each Participant a right to purchase as many full Shares (not any fractional Shares) as may be purchased with such Participant’s Account.

10.Purchase of Shares. On the Ending Date, each Participant who has not otherwise withdrawn from an Offering shall be deemed to have carried out the right to purchase, and shall be deemed to have purchased at the purchase price set forth in Section 5, the number of full Shares (not any fractional Shares) that may be purchased with such Participant’s Account.

11.Participant’s Rights as a Shareholder. No Participant shall have any rights of a shareholder with respect to any Shares until the Shares have been purchased in accordance with Section 10 and issued by the Company.

12.Evidence of Ownership of Shares.

12.1Promptly following the Ending Date of each Offering, the Shares that are purchased by each Participant shall be deposited into an account that is established in the Participant’s name with the ESPP Broker.

12.2A Participant may direct, by written notice to the ESPP Broker prior to the Ending Date of the pertinent Offering, that the ESPP Broker account be established in the names of the Participant and one such other person as may be designated by the Participant as joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

12.3A Participant shall be free to undertake a disposition, as that term is defined in Section 424(c) of the Code (which generally includes any sale, exchange, gift, or transfer of legal title), of Shares in the Participant’s ESPP Broker account at any time, whether by sale, exchange, gift, or other transfer of title. Subject to Section 12.4 below, in the absence of such a disposition of the Shares, however, the Shares must remain in the Participant’s account at the ESPP Broker until the Holding Period has been satisfied. With respect to Shares for which the Holding Period has been satisfied, a Participant may move such Shares to an account at another brokerage firm of the Participant’s choosing or request that a certificate that represents the Shares be issued and delivered to the Participant.

12.4A Participant who is not subject to United States taxation may, at any time and without regard to the Holding Period, move his or her Shares to an account at another brokerage firm of the Participant’s choosing or request that a certificate that represents the Shares be issued and delivered to the Participant.

13.Withdrawal.

13.1A Participant may withdraw from the Plan, in whole but not in part, by delivering a Withdrawal Notice to the Company by the 15th of the month or date designated by the Company prior to the next Offering. A Participant’s withdrawal will become effective on the Commencement Date of the next Offering following withdrawal. After such withdrawal, the Company shall refund the Participant’s entire Account as soon as practicable.

13.2An employee who has previously withdrawn from the Plan may re-enter by complying with the requirements of Section 7. Upon compliance with such requirements, an employee’s re-entry into the Plan will become effective on the Commencement Date of the next Offering following the date the employee complies with Section 7 with respect to the re-entry.

13.3Notwithstanding anything to the contrary in the Plan, the Committee or any officer designated by the Committee may establish special procedures and extend the withdrawal period for an Offering at any time during that Offering for Affected Persons, and such a withdrawal will become effective immediately upon receipt of a Withdrawal Notice by the Company pursuant to Section 22; provided, however, that any such procedures do not result in the modification of any outstanding Option within the meaning of Section 424 of the Code.

14.Carryover of Account. At the conclusion of each Offering, the Company shall automatically re-enroll each Participant in the next Offering, and the balance of each Participant’s Account shall be used to purchase Shares in the subsequent Offering, unless the Participant has advised the Company otherwise in writing, or as set forth in Section 20, in which case the Company shall refund to the Participant the funds that remain in the Participant’s Account as soon as practicable thereafter.

15.Interest. No interest shall be paid or allowed on a Participant’s Account.

16.Rights Not Transferable. No Participant shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber such Participant’s Account or any rights to purchase or to receive Shares under the Plan other than by will or the laws of descent and distribution, and such rights and interests shall not be liable for, or subject to, a Participant’s debts, contracts, or liabilities. If a Participant purports to make a transfer, or a third party makes a claim in respect of a Participant’s rights or interests, whether by garnishment, levy, attachment, or otherwise, such purported transfer or claim shall be treated as a withdrawal election under Section 13.

17.Termination of Employment. As soon as practicable upon termination of a Participant’s employment with the Company for any reason whatsoever, including but not limited to death or retirement, the Participant’s Account shall be refunded to the Participant or the Participant’s estate, as applicable.

18.Amendment or Discontinuance of the Plan. The Board or the Committee shall have the right to amend or modify the Plan at any time without notice, and the Board shall have the right to terminate the Plan at any time without notice, provided that (i) subject to Sections 19 and 23.1(b), no Participant’s existing rights under any Offering that is in progress may be adversely affected thereby, and (ii) subject to Section 19, in the event that the Board or the Committee desires to retain the favorable tax treatment under Sections 421 and 423 of the Code, no such amendment of the Plan shall increase the number of Shares that were reserved for issuance hereunder unless the Company’s shareholders approve such an increase.

19.Changes in Capitalization. In the event of reorganization, recapitalization, stock split, stock dividend, combination of Shares, merger, consolidation, offerings of rights, or any other change in the capital structure of the Company, the Board or the Committee shall make whatever adjustments are appropriate in the number, kind, and the price of the Shares that are available for purchase under the Plan, and in the number of Shares that a Participant is entitled to purchase.

20.Share Ownership. Notwithstanding anything herein to the contrary, no Participant shall be permitted to subscribe for any Shares under the Plan if such Participant, immediately after such subscription, owns Shares that account for (including all Shares that may be purchased under outstanding subscriptions under the Plan) five percent or more of the total combined voting power or value of all classes of Shares of the Company or its Subsidiaries. For the foregoing purposes the rules of Section 424(d) of the Code shall apply in determining share ownership. In addition, no Participant shall be allowed to subscribe for any Shares under the Plan that permit such Participant’s rights to purchase Shares under all “employee stock purchase plans” of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such Shares for each calendar year in which such right to subscribe is outstanding at any time. For purposes of this Section 20, the Fair Market Value of Shares shall be determined in each case as of the Commencement Date of the Offering in which such Shares are purchased. The Company shall refund as soon as practicable any contributions by a Participant that exceed the limit set forth in the preceding sentence.

21.Administration. The Plan shall be administered by the Board or the Committee, which may engage the ESPP Broker to assist in the administration of the Plan. The Board or the Committee shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Board or the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all Participants and any and all persons that claim rights or interests under or through a Participant. The Board may delegate any or all of its authority hereunder to a committee of the Board, as it may designate.

22.Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, that is designated by the Company from time to time for the receipt thereof, and, in the absence of such a designation, the Company’s Human Resources Department, Attention: Stock Administration shall be authorized to receive such notices.

23.Termination of the Plan.

23.1This Plan shall terminate at the earliest of the following:

(a)The date of the filing of a Statement of Intent to Dissolve by the Company or the effective date of a merger or consolidation wherein the Company is not to be the surviving corporation, which merger or consolidation is not between or among corporations related to the Company. Prior to the occurrence of either of such events, on such date as the Company may determine, the Company may permit a Participant to carry out the right to purchase, and to purchase at the purchase price set forth in Section 5, the number of full Shares (not any fractional Shares) that may be purchased with that Participant’s Account. In such an event, the Company shall refund to the Participant the funds that remain in the Participant’s Account after such purchase;

(b)The date the Board acts to terminate the Plan in accordance with Section 18 above; or

(c)The date when all of the Shares that were reserved for issuance hereunder have been purchased.

23.2Upon termination of the Plan, the Company shall refund to each Participant the balance of each Participant’s Account.

24.Limitations on Sale of Stock Purchased Under the Plan. The Plan is intended to provide Shares for investment and not for resale. The Company does not, however, intend to restrict or influence the conduct of any employee’s affairs. An employee, therefore, may sell Shares that are purchased under the Plan at any time, subject to compliance with any applicable federal or state securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE SHARES.

25.Governmental Regulation. The Company’s obligation to sell and deliver Shares under this Plan is subject to any governmental approval that is required in connection with the authorization, issuance, or sale of such Shares.

26.No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any Shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an employee’s employment at any time.

27.Governing Law. The law of the state of Washington shall govern all matters that relate to this Plan except to the extent it is superseded by the laws of the United States.